 Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Relations Contact:
David O’Toole	Barry Sudbeck
Response Genetics, Inc.	Fleishman-Hillard
(323) 224-3900, Ext. 140	415-318-4261

RESPONSE GENETICS ANNOUNCES SEARCH FOR NEW CEO

KATHLEEN DANENBERG TO CONTINUE AS FOUNDER AND EXECUTIVE SCIENTIFIC AND TECHNOLOGY OFFICER

LOS ANGELES, July 25, 2011 –Response Genetics, Inc. (Nasdaq: RGDX) (the “Company” or “RGI”) announced today that it intends to hire a new Chief Executive Officer (“CEO”) before year end 2011.  On July 22, 2011, Kathleen Danenberg stepped down from the position of CEO and was appointed by the Board of Directors to serve as Founder and Executive Scientific and Technology Officer of the Company to focus her attention on RGI’s scientific research and development activities. Denise McNairn, the Company’s Vice President, General Counsel and Secretary, will serve as the Company’s CEO on an interim basis while the Company searches for a permanent successor to Ms. Danenberg.

To facilitate the search for a new CEO, the Board has engaged CTPartners, a leading executive search firm, to assist in identifying qualified candidates.

Kirk K. Calhoun, Chairman of the Board, said: “We are very grateful for Kathleen Danenberg’s leadership and acknowledge her numerous contributions to RGI starting from the beginning of the Company in 1999.  Her patented research breakthroughs have been instrumental in making RGI what it is today. She has established a solid scientific foundation upon which the Company can continue to move forward in its development of additional diagnostic tests for cancer. We look forward to her continued active involvement with the Company as Founder and Executive Scientific and Technology Officer.”

Kathleen Danenberg said, “This transition will allow me to spend most of my time on developing new diagnostic technologies while refining our present products.  It is an exciting transition for the Company in which we will recruit a successor who has the experience to broaden our market share and scale our products.  Together we will work towards achieving widespread adoption of our predictive tests for chemotherapy outcome.”

About Response Genetics, Inc.

Response Genetics, Inc. (Nasdaq: RGDX) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, RGI generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The Company was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to successfully consummate the transactions contemplated by the purchase agreements or to successfully file an amendment to a Prospectus Supplement with the SEC, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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